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                                                                    Exhibit 99.1

Press Release

i-STAT Appoints New Chief Financial Officer

EAST WINDSOR, N.J., May 30 -- i-STAT Corporation (Nasdaq: STAT - News), a leading manufacturer of point-of-care diagnostic systems for blood analysis, announced today the appointment of Lorin Jeffry Randall, 58, as Senior Vice President of Finance, Chief Financial Officer and Treasurer.

Mr. Randall brings more than 20 years of in-depth management experience with medical device, pharmaceutical, manufacturing, and technology companies. Mr. Randall succeeds Roger Mason, who will continue his relationship with i-STAT for a period of time to assure a smooth transition.

"Jeff Randall brings extensive financial, operational and management experience and knowledge to i-STAT. These attributes will become increasingly important as we position the company for its next stages of growth," said William P. Moffitt, i-STAT's president and chief executive officer. "Jeff's appointment is a key step, among others we are taking, to ensure successful implementation of our strategic business plan."

"We are proud of Roger Mason's accomplishments over these past six years. With his demonstrated financial management expertise, he raised approximately $90 million in capital, established strong internal controls and strengthened our balance sheet without debt. Perhaps more importantly, he has built a strong financial team. While we will miss Roger's day-to-day involvement, we appreciate his willingness to stay with us over the coming months to ensure a smooth transition. We wish him well," Mr. Moffitt concluded.

Mr. Mason remarked, "i-STAT is an outstanding company and I have thoroughly enjoyed my tenure here. I wish everyone at i-STAT continued success."

Most recently, Mr. Randall served as Vice President and Chief Financial Officer for CFM Technologies, Inc. (Nasdaq: CFMT - News), a semiconductor equipment manufacturer with global operations recently acquired by Mattson Technology, Inc. There he directed all financial and administrative functions including planning, accounting, treasury, human resources, information systems and real estate. Prior to CFM Technologies he served Greenwich Pharmaceuticals as Vice President and CFO.

Mr. Randall was COO of Quad Systems Corporation, promoted to President and CEO of the company, then became President and CEO of Surgilase, Inc., a privately-held manufacturer of surgical lasers, thereby combining operational and financial skills. With a record of leveraging enterprise success through strategic innovative processes, Mr. Randall is experienced in IPOs, private placements, venture capital, M&A, licensing, litigation management, tax structure development and international operations.

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"It is not every day that one gets the opportunity to serve in a senior management position with a company holding such a preeminent position in its marketplace. i-STAT clearly is the undisputed leader in the point-of-care blood testing market," Mr. Randall stated. "I am excited by the opportunity to contribute my financial management experience to the Company."

A former USAF pilot, Mr. Randall is a graduate of Pennsylvania State University with a Bachelor of Science Degree in Accounting and Mathematics. He earned an MBA from Northeastern University.

i-STAT Corporation develops, manufactures and markets diagnostic products for blood analysis that provide health care professionals critical diagnostic information accurately and immediately at the point of patient care. Through the use of advanced semiconductor manufacturing technology, established principles of electrochemistry and state-of-the-art computer electronics, i-STAT developed the world's first hand-held automated blood analyzer capable of performing a panel of commonly ordered blood tests on two or three drops of blood in just two minutes at the patient's side.

Certain statements in this press release may relate to future events and expectations and as such constitute "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believes," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Such factors include, among others, competition from existing manufacturers and marketers of blood analysis products who have greater resources than the Company, economic and geopolitical conditions affecting the Company's target markets, acts of terrorism, the uncertainty of new product development initiatives, the ability to attract and retain key scientific, technological and management personnel, dependence upon limited sources for product manufacturing components, upon a single manufacturing facility and upon innovative and highly technical manufacturing techniques, market resistance to new products and point-of-care blood diagnosis, inconsistency in customer order patterns, domestic and international regulatory constraints, uncertainties of international trade, pending and potential disputes concerning ownership of intellectual property, availability of capital upon favorable terms and dependence upon and contractual relationships with strategic partners, particularly Abbott Laboratories. See additional discussion under "Factors That May Affect Future Results" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.